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Exhibit 10.14

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXCLUSIVE LICENSE AGREEMENT

THIS AGREEMENT (the “Agreement”) by and between YALE UNIVERSITY, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut (“YALE”), and BIND Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware, and with principal offices located in 64 Sidney Street, Cambridge, Massachusetts 02139 (“LICENSEE”) shall be effective on the date of final execution below (“EFFECTIVE DATE”).

1. BACKGROUND

1.1	In the course of research conducted under YALE auspices, [***] at YALE (the “INVENTOR”), has produced inventions pertaining to [***]; the “INVENTION”).

1.2	INVENTOR has assigned to YALE of all INVENTOR’S right, title and interest in and to the INVENTION and any resulting patents.

1.3	YALE wishes to have the INVENTION and any resulting patents commercialized to benefit the public good.

1.4	LICENSEE has represented to YALE to induce YALE to enter into this Agreement that it shall act diligently to develop and commercialize the LICENSED PRODUCTS for public use as described in this Agreement.

1.5	YALE is willing to grant a license to LICENSEE, subject to the terms and conditions of this Agreement.

1.6	In consideration of these statements and mutual promises, YALE and LICENSEE agree to the terms of this Agreement.

2. DEFINITIONS

The following terms used in this Agreement shall be defined as set forth below:

2.1	“AFFILIATE” shall mean any entity or person that directly or indirectly controls, is controlled by or is under common control with LICENSEE. For purposes of this definition, “control” means possession of the power to direct the management of such entity or person, whether through ownership of more than fifty percent (50%) of voting securities, by contract or otherwise.

2.2	“CONFIDENTIAL INFORMATION” shall mean all information disclosed by one party to the other during the negotiation of or under this Agreement in any manner, whether orally, visually or in tangible form, that relates to LICENSED PATENTS or the

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Agreement itself, unless such information is subject to an exception described in Article 8; provided, however, that CONFIDENTIAL INFORMATION that is disclosed in tangible form shall be marked “Confidential” at the time of disclosure and CONFIDENTIAL INFORMATION that is disclosed orally or visually shall be identified as confidential at the time of disclosure and subsequently reduced to writing, marked confidential and delivered to the other party within thirty (30) days of such disclosure. CONFIDENTIAL INFORMATION shall include, without limitation, materials, know-how and data, technical or non-technical, trade secrets, inventions, methods and processes, whether or not patentable. Notwithstanding any other provisions of this Article 2.2, CONFIDENTIAL INFORMATION of LICENSEE that is subject to Article 8 of this Agreement is limited to information that LICENSEE supplies pursuant to LICENSEE’s obligations under Articles 4, 7, 9, and II of this Agreement, unless otherwise mutually agreed to in writing by the parties. Notwithstanding any other provisions of this Article 2.2, CONFIDENTIAL INFORMATION of YALE that is subject to Article 8 of this Agreement is limited to information that directly relates to the LICENSED PATENTS, unless otherwise mutually agreed to in writing by the parties.

2.3	“EARNED ROYALTY” is defined in Article 6.1.

2.4	“EFFECTIVE DATE” is defined in the introductory paragraph of this Agreement.

2.5	“FIELD” shall mean the use of LICENSED PRODUCTS containing a polymer and a therapeutic agent for the treatment of cancer. Notwithstanding the foregoing, the FIELD shall specifically exclude the use of LICENSED PRODUCTS: (i) for the treatment of brain cancer; (ii) for therapeutic or prophylactic cancer vaccines, including where such vaccines incorporate an adjuvant but not an antigen; and (iii) for therapeutic or prophylactic vaccines for infectious diseases or allergies.

Upon the initiation of pre-IND toxicology studies with GMP material for a LICENSED PRODUCT (each a “CLINICAL DEVELOPMENT CANDIDATE”) in one of the following fields, LICENSEE has an option to expand the FIELD to include one of the below fields by written notification to YALE, and subject to any third party rights already granted prior to the date of such notification. The fields are: 1) cardiovascular disease, 2) inflammation (including using non-steroidal anti-inflammatory drugs); and 3) autoimmune disorders. LICENSEE shall pay a one-time option exercise fee of [***] for the addition of each such field to the FIELD (the “Option Exercise Fee”). Upon notice to YALE and payment of the Option Exercise Fee, the FIELD shall be automatically expanded to include such additional field.

During the TERM, YALE shall inform LICENSEE if any third party makes an offer for a license to the LICENSED PATENTS in any of these fields, in which case a) LICENSEE shall have [***] to exercise its option and pay the Option Exercise Fee to include such field in the FIELD, provided that LICENSEE has a CLINICAL DEVELOPMENT

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CANDIDATE in such field; or b) in cases where LICENSEE does not have a CLINICAL DEVELOPMENT CANDIDATE in such field, LICENSEE shall have thirty (30) days to negotiate in good faith for terms under which such field may be included in the FIELD, and YALE will consider all such offers in good faith.

“FIRST SALE” shall mean the first sale to a third party of any LICENSED PRODUCT or LICENSED METHOD that has been approved by the relevant regulatory authority for sale in that country.

2.6	“IND” shall mean an investigational new drug application filed with the United States Food and Drug Administration prior to beginning clinical trials in humans in the United States or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States.

2.7	“INVENTION” and “INVENTOR” are defined in Article 1.1.

2.8	“INSOLVENT” shall mean that LICENSEE (i) has ceased to pay its debts in the ordinary course of business, (ii) is insolvent as defined by the United States Federal Bankruptcy Law, as amended from time to time, or (iii) has commenced bankruptcy, reorganization, receivership or insolvency proceedings, or any other proceeding under any Federal, state or other law for the relief of debtors.

2.9	“LICENSE” refers to the license granted under Article 3.1.

2.10	“LICENSED METHODS” shall mean any method, procedure, service or process the practice of which, in the absence of a license from YALE, would infringe a VALID CLAIM of a LICENSED PATENT.

2.11	“LICENSED PATENTS” shall mean the United States or foreign patent application(s) and patents(s) listed in Appendix A and owned or co-owned by YALE during the term of this Agreement, together with any continuations, divisionals, and continuations-in-part, to the extent the claims of any such patent or patent application are directed to subject matter specifically described in the patent applications listed on Appendix A; any reissues, re-examinations, or extensions thereof, or substitutes therefor; and the relevant international equivalents of any of the foregoing. Appendix A is incorporated into this Agreement.

2.12	“LICENSED PRODUCTS” shall mean any product (including any apparatus or kit) or component part thereof, the manufacture, use or sale of which, in the absence of a license from YALE, would infringe a VALID CLAIM of a LICENSED PATENT.

2.13	“LICENSED TERRITORY” shall mean worldwide.

2.14	“NDA OR BLA” shall mean either a New Drug Application or Biologics License Application filed with the U.S. Food and Drug Administration to obtain marketing approval for a LICENSED PRODUCT in the United States, or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States.

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2.15	“NET SALES” shall mean:

(a)	gross invoice price from the sale, lease or other transfer or disposition of the LICENSED PRODUCTS or LICENSED METHODS, or from services performed using LICENSED PRODUCTS or LICENSED METHODS, by LICENSEE, SUBLICENSEES or AFFILIATES to third parties, except as set forth in Article 2.16(b), less the following deductions, provided they actually pertain to the disposition of the LICENSED PRODUCTS or LICENSED METHODS and are separately invoiced:

(i)	all discounts, credits and allowances on account of returns;

(ii)	customary trade, quantity or cash discounts to the extent actually allowed and taken;

(iii)	amounts actually repaid or credited by reason of rejection or return of any previously sold, leased or otherwise transferred LICENSED PRODUCTS or refunded for previously performed LICENSED METHODS;

(iv)	customary freight charges; and

(v)	sales, value added or similar taxes, customs duties or other similar governmental charges levied on the production, sale, transportation, delivery or use of a LICENSED PRODUCT or practice of a LICENSED METHOD, but not including income taxes.

No deductions shall be made for any other costs or expenses, including but not limited to commissions to independents, agents or those on LICENSEE’s, SUBLICENSEE’s or an AFFILIATE’s payroll or for the cost of collection.

(b)	“NET SALES” shall not include the gross invoice price for LICENSED PRODUCTS or LICENSED METHODS sold to, or services performed using LICENSED PRODUCTS or LICENSED METHODS for, any AFFILIATE unless such AFFILIATE is an end-user of any LICENSED PRODUCT or LICENSED METHOD, in which case such consideration shall be included in NET SALES at the average selling price charged to a third party during the same quarter.

2.16	“PATENT CHALLENGE” shall mean a challenge in a court of law or a governmental office responsible for the issuance of patents, to the validity, patentability, enforceability, and/or non-infringement of any of the LICENSED PATENTS.

2.17	“PHASE I CLINICAL TRIAL” shall mean a human clinical trial, the principal purpose of which may include determining the pharmaco-kinetics, toxicity, absorption, metabolism, or safe dosage range in healthy subjects or patients with the disease target being studied as required in 21 C.F.R §312 and as practiced according to the standards of the pharmaceutical industry.

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2.18	“PHASE III CLINICAL TRIAL” shall mean expanded controlled and uncontrolled human clinical trials pursuant to a randomized study with endpoints agreed upon by regulatory bodies for regulatory approval performed after PHASE II CLINICAL TRIAL(S) evidence suggesting effectiveness of a LICENSED PRODUCT has been obtained, and intended to gather additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship for a LICENSED PRODUCT and to provide an adequate basis for labeling of a LICENSED PRODUCT, as required by 21 C.F.R §312 or a LICENSED METHOD that is being tested in the first patient in a clinical trial of a LICENSED PRODUCT or a LICENSED METHOD according to the standards of the pharmaceutical industry for a Phase III clinical trial and prior to the filing of an NDA or comparable request for marketing approval.

2.19	“PIVOTAL TRIAL” shall mean a controlled human clinical trial to evaluate the safety and efficacy of a LICENSED PRODUCT or LICENSED METHOD in which data are sufficient to form the basis for the filing of an NDA. A PIVOTAL TRIAL may not necessarily be a PHASE III CLINICAL TRIAL.

2.20	“REASONABLE COMMERCIAL EFFORTS” shall mean documented efforts that are consistent with those utilized by companies of similar size and type, and for a product of similar market potential at a similar stage of its product life and a similar probability of technical success.

2.21

“SUBLICENSE INCOME” shall mean consideration in any form, except as further defined below, received by LICENSEE or an AFFILIATE (if such AFFILIATE has the right to sublicense) in consideration for a grant to any third party or parties of a sublicense or other right, license, privilege or immunity from suit to make, have made, use, sell, have sold, distribute, import or export LICENSED PRODUCTS or to practice LICENSED METHODS, but excluding consideration received by LICENSEE (a) in the form of EARNED ROYALTIES; (b) in reimbursement of LICENSEE’s and its AFFILIATES’ actual, documented cost to perform research, development, commercialization or similar services or activities conducted for such LICENSED PRODUCT; (c) in reimbursement of documented, out-of-pocket patent expenses for the LICENSED PATENTS; or (d) in consideration of the purchase of any securities of such party or its affiliates at a price equal to the then fair market value of such securities. SUBLICENSE INCOME shall include without limitation any license signing fee, license maintenance fee, unearned portion of any minimum royalty payment received by LICENSEE, equity, distribution or joint marketing fee, research and development funding in excess of LICENSEE’s cost of performing such research and development, funding received for reimbursement of LICENSEE’s patent expenses that is in excess of such expenses, and any consideration received for an equity interest in, extension of credit by or other investment in LICENSEE to the extent such consideration exceeds the fair market value of the equity or other interest as determined by an independent appraiser mutually agreeable to the parties. In case an extension of credit or loan to LICENSEE by a third party is forgiven in whole or in part by the third party, such amount shall constitute SUBLICENSE INCOME. Notwithstanding anything in this definition, SUBLICENSE INCOME shall not include any income or consideration received by a LICENSEE or an AFFILIATE from a third party if LICENSEE or

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AFFILIATE, in good faith, provides a sublicense or other right, license, privilege or immunity from suit to the LICENSED PATENTS in conjunction with other intellectual property rights or products owned or controlled by LICENSEE or its AFFILIATES that are required by a SUBLICENSEE for the manufacture, use or sale of a LICENSED PRODUCT. For the avoidance of doubt, in the event that LICENSEE or an AFFILIATE sublicenses the LICENSED PATENTS in conjunction with other intellectual property rights or products owned or controlled by LICENSEE or its AFFILIATES, then all milestones, royalties, and other payments due for such a LICENSED PRODUCT that is being developed, manufactured, or sold by a SUBLICENSEE shall be paid to YALE on the same financial terms as if developed, manufactured, or sold by LICENSEE.

2.22	“SUBLICENSEE” shall mean any third party that is not an AFFILIATE that is sublicensed by LICENSEE or an AFFILIATE or another SUBLICENSEE to make, have made, use, sell, offer for sale, have sold, import or export any LICENSED PRODUCT or to practice any LICENSED METHOD.

2.23	“TERM” is defined in Article 3.4.

2.24	“VALID CLAIM” shall mean a pending, issued or unexpired claim of a LICENSED PATENT so long as such claim shall not have been irrevocably abandoned or declared to be invalid in an unappealable decision of a court or other authority or competent jurisdiction and in the case of a pending claim, so long as such patent claim has not been pending for more than 7 years.

3. LICENSE GRANT AND TERM

3.1	Subject to all the terms and conditions of this Agreement, YALE hereby grants to LICENSEE an exclusive license, under the LICENSED PATENTS, with the right to sublicense through multiple tiers, to make, have made, use, have used, offer for sale, have offered for sale, sell, have sold, import, have imported, export or have exported LICENSED PRODUCTS, and to practice any LICENSED METHOD, within the FIELD in the LICENSED TERRITORY (the “LICENSE”).

3.2	To the extent that any invention included within the LICENSED PATENTS has been funded in whole or in part by the United States government, the United States government retains certain rights in such invention as set forth in 35 U.S.C. §200-212 and all regulations promulgated thereunder, as amended, and any successor statutes and regulations (the “Federal Patent Policy”). As a condition of the license granted hereby, LICENSEE acknowledges and shall comply with all aspects of the Federal Patent Policy applicable to the LICENSED PATENTS, including the obligation that LICENSED PRODUCTS used or sold in the United States he manufactured substantially in the United States. Nothing contained in this Agreement obligates or shall obligate YALE to take any action that would conflict in any respect with its past, present or future obligations to the United States Government under the Federal Patent Policy with respect to the LICENSED PATENTS.

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3.3	The LICENSE is expressly made subject to YALE’s reservation of the right, on behalf of itself and all other non-profit academic research institutions, to make, use and practice the LICENSED PATENTS and LICENSED METHODS for research, clinical, teaching or other non-commercial purposes, and not for purposes of commercial development, use, manufacture or distribution. Nothing in this Agreement shall be construed to grant by implication, estoppel or otherwise any licenses under patents of YALE other than the LICENSED PATENTS.

3.4	Unless terminated earlier as provided in Article 13, the term of this Agreement (the “TERM”) shall commence on the EFFECTIVE DATE and shall automatically expire, on the date on which the last of the claims of the patents described in the LICENSED PATENTS expire.

3.5	Except as expressly provided in this Agreement, under no circumstances will LICENSEE, as a result of this Agreement, obtain any interest in or any other right to any technology, know-how, patents, patent applications, materials or other intellectual or proprietary property of YALE.

4. SUBLICENSES

4.1	Any sublicense granted by LICENSEE shall include incorporate the terms of this agreement sufficient for LICENSEE to comply with this Agreement. LICENSEE will provide YALE with a copy of each Sublicense Agreement (and all amendments thereof) promptly after execution. LICENSEE shall also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE against YALE or assists another party in bringing a PATENT CHALLENGE against YALE (except as required under a court order or subpoena) then LICENSEE shall terminate the sublicense. LICENSEE shall remain responsible for the performance of all SUBLICENSEES under any such sublicense as if such performance were carried out by LICENSEE itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the SUBLICENSEE directly to YALE. A breach of this provision shall constitute a material breach that is subject to Article 3.1(b).

4.2	LICENSEE shall pay royalties to YALE on NET SALES of SUBLICENSEES based on the same royalty rate as apply to NET SALES by LICENSEE and its AFFILIATES, regardless of the royalty rates payable by SUBLICENSEES to LICENSEE under a sublicense agreement. In addition, LICENSEE shall pay to YALE [***] of any SUBLICENSE INCOME.

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4.3	LICENSEE agrees that it has sole responsibility to promptly:

(a)	provide YALE with a copy of any amendments to sublicenses granted by LICENSEE under this Agreement and to notify YALE of termination of any sublicense; and

(b)	include summaries of SUBLICENSEE progress in accordance with Section 9.

(c)	provide copies of sales reports provided to LICENSEE from the SUBLICENSEE in accordance with Section 9.

4.4	LICENSEE shall negotiate in good faith a sublicense to the LICENSED PATENTS on commercially reasonable terms with any interested third parties, excluding only third party products that are in direct competition with a LICENSED PRODUCT that has been disclosed to YALE and is identified by LICENSEE as a LICENSED PRODUCT subject to this Agreement.

4.5	LICENSEE shall be permitted to sublicense the LICENSE to its AFFILIATES on an AFFILIATE by AFFILIATE basis upon receipt by YALE of written notice from LICENSEE, but such sublicense rights to an AFFILIATE shall not flow automatically and shall only occur upon such written notice to YALE.

5.	LICENSE ISSUE FEE; LICENSE MAINTENANCE FEE; MILESTONE PAYMENTS

5.1	LICENSEE shall pay to YALE, within 14 days of the EFFECTIVE DATE, a non-refundable license issue fee of [***].

5.2	During the TERM of this Agreement, LICENSEE agrees to pay to YALE an annual license maintenance fee (“LMF”) commencing on the each anniversary of the EFFECTIVE DATE according to the following schedule:

Anniversaries of the EFFECTIVE DATE by Calendar Year	LMF
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

The LMF above may be credited against any EARNED ROYALTIES payable under Article 6.1, or SUBLICENSE INCOME payable under Section 5.4, in the same calendar year.

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5.3	LICENSEE shall pay the following milestone fees to YALE for each LICENSED PRODUCT developed by LICENSEE, its AFFILIATES or SUBLICENSEES:

(a)	[***]

(b)	[***]

(c)	For each additional LICENSED PRODUCT:

i.	[***]

ii.	[***]

iii.	[***]

[***] shall not be viewed as additional or different products for the purposes of paying milestones.

5.4	The milestone royalties set forth in Article 5.3 shall not be credited against EARNED ROYALTIES payable under Article 6.1.

6. EARNED ROYALTIES; MINIMUM ROYALTY PAYMENTS

6.1	During the TERM of this Agreement, as partial consideration for the LICENSE, LICENSEE shall pay to YALE an earned royalty of [***] percent ([***]%) on worldwide cumulative NET SALES of LICENSED PRODUCTS or LICENSED METHODS by LICENSEE or its SUBLICENSEES or AFFILIATES (“EARNED ROYALTY”).

6.2	LICENSEE shall pay all EARNED ROYALTIES accruing to YALE within [***] from the end of each calendar quarter (March 31, June 30, September 30 and December 31), beginning in the first calendar quarter in which NET SALES occur. Unless YALE requests otherwise, LICENSEE shall report all EARNED ROYALTIES and other payments accruing to YALE on a quarterly basis, but shall defer payments accruing to YALE that do not, in total, [***]

6.3	All EARNED ROYALTIES and other payments due under this Agreement shall be paid to YALE in United States Dollars. If overdue, the royalties and any other payments due under this Agreement shall bear interest until payment at a per annum rate [***] on the due date. The payment of such interest shall not foreclose YALE from exercising any other right it may have as a consequence of the failure of LICENSEE to make any payment when due.

7. DUE DILIGENCE

7.1	LICENSEE, on its own behalf or through its AFFILIATES or SUBLICENSEES, shall use REASONABLE COMMERCIAL EFFORTS, within [***] after the EFFECTIVE DATE of this Agreement, develop and commercialize one or more LICENSED PRODUCTS and LICENSED METHODS.

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7.2	Within thirty (30) days of each anniversary of the EFFECTIVE DATE of this Agreement, LICENSEE shall provide a written report to YALE, indicating LICENSEE’s progress and problems to date in the development and commercialization of LICENSED PRODUCTS, and a forecast and schedule of major events required to market the LICENSED PRODUCTS. Such report shall clearly indicate which of LICENSEE’s products are LICENSED PRODUCTS and/or CLINICAL DEVELOPMENT CANDIDATES, as appropriate. Within thirty (30) days following any assignment by LICENSEE pursuant to Article 17.6, the assignee shall provide YALE with an updated and revised copy of the report.

7.3	LICENSEE shall immediately notify YALE if at any time LICENSEE (a) abandons or suspends its research, development or marketing of the LICENSED PRODUCTS and or LICENSED METHODS, or its intent to research, develop and market such products or methods, or (b) fails to comply with its due diligence obligations under this Article for a period exceeding [***].

7.4	LICENSEE agrees that YALE shall be entitled to terminate this Agreement in accordance with Article 13, subject to the terms thereof but subject to a ninety (90) day and not a sixty (60) day cure period, upon the occurrence of any of the following, after written notice and a failure of LICENSEE to cure:

(a)	LICENSEE has failed to:

(i)	[***]

(ii)	[***]

(iii)	[***]

(iv)	[***]

Notwithstanding the foregoing in this Article 7.3, if LICENSEE has not employed REASONABLE COMMERCIAL EFFORTS in developing and selling LICENSED PRODUCTS or LICENSED METHODS within the TERRITORY, then YALE may, at its sole discretion, terminate this LICENSE pursuant to Article 13 herein.

7.5	It is the desire of both YALE and LICENSEE to make LICENSED PRODUCTS available in the developing world, and it is the parties’ common desire for LICENSEE to develop LICENSED PRODUCTS that are clinically and economically suited for use in those areas. To that end, the parties shall use commercially reasonable efforts, when

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possible under good business practice, to facilitate the availability of LICENSED PRODUCTS in low and lower middle-income countries at locally affordable prices, under reasonable circumstances and terms to improve access to such LICENSED PRODUCTS in such countries, provided that failure to do so after due consideration in good faith shall not be treated as a breach of this Agreement by LICENSEE. Solely by way of example, the parties may mutually agree:

(a)	LICENSEE may use reasonable efforts to seek approval for LICENSED PRODUCTS in low-income and lower-middle-income countries (as defined by the World Bank).

8. CONFIDENTIALITY AND PUBLICITY

8.1	Subject to the parties’ rights and obligations pursuant to this Agreement, YALE and LICENSEE agree that during the term of this Agreement and for ten (10) years thereafter, each of them:

(a)	will keep confidential and will cause their AFFILIATES and, in the case of LICENSEE, its SUBLICENSEES, to keep confidential, CONFIDENTIAL INFORMATION disclosed to it by the other party, by taking whatever action the party receiving the CONFIDENTIAL INFORMATION would take to preserve the confidentiality of its own CONFIDENTIAL INFORMATION, which in no event shall be less than reasonable care; and

(b)	will only disclose that part of the other’s CONFIDENTIAL INFORMATION to its officers, employees, consultants or agents (or, with respect to LICENSEE, its AFFILIATES and SUBLICENSEES and their respective officers, employees, consultants and agents) that is necessary for those officers, employees, consultants or agents who need to know to carry out its responsibilities under this Agreement; and

(c)	will not use the other party’s CONFIDENTIAL INFORMATION other than as expressly set forth in this Agreement or disclose the other’s CONFIDENTIAL INFORMATION to any third parties (other than, with respect to LICENSEE, its AFFILIATES and SUBLICENSEES and their respective officers, employees, consultants and agents) under any circumstance without advance written permission from the other party except to bona fide potential and actual investors, and then only under a written agreement with terms of confidentiality and non-use substantially the same as those contained herein; and

(d)	will, within sixty (60) days of termination of this Agreement, return or destroy all the CONFIDENTIAL INFORMATION disclosed to it by the other party pursuant to this Agreement except for one copy which may be retained by the recipient for monitoring compliance with this Article 8.

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8.2	The obligations of confidentiality described above shall not pertain to that part of the CONFIDENTIAL INFORMATION that:

(a)	was known to the recipient prior to the disclosure by the disclosing party; or

(b)	is at the time of disclosure or has become thereafter publicly known through no fault or omission attributable to the recipient; or

(c)	is rightfully given to the recipient from sources independent of the disclosing party; or

(d)	is independently developed by the receiving party without use of or reference to the CONFIDENTIAL INFORMATION of the other party; or

(e)	is required to be disclosed by law, rule or regulation in the reasonable opinion of recipient’s attorney, but only after the disclosing party is given prompt written notice and an opportunity to seek a protective order.

8.3	Except as required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such party has its securities listed, neither party may publicly disclose the financial terms of this Agreement except to bona fide potential and actual investors without the prior written consent of the other party, such consent not to be unreasonably withheld or delay, but LICENSEE shall be allowed to disclose this Agreement and its financial terms under written terms of confidentiality substantially the same as those contained herein.

9. REPORTS, RECORDS AND INSPECTIONS

9.1	LICENSEE shall, within thirty (30) days after the calendar year in which NET SALES first occur, and within thirty (30) days after each calendar quarter (March 31, June 30, September 30 and December 31) thereafter, provide YALE with a written report detailing the NET SALES and uses, if any, made by LICENSEE, its SUBLICENSEES and AFFILIATES of LICENSED PRODUCTS and LICENSED METHODS during the preceding calendar quarter and calculating the payments due pursuant to Article 6. NET SALES of LICENSED PRODUCTS or LICENSED METHODS shall be deemed to have occurred on the date of invoice for such LICENSED PRODUCTS or LICENSED METHODS. Each such report must include:

(a)	the number of LICENSED PRODUCTS manufactured, sold, leased or otherwise transferred or disposed of, and the amount of LICENSED METHODS sold, by LICENSEE, SUBLICENSEES and AFFILIATES;

(b)	a calculation of NET SALES for the applicable reporting period in each country, including the gross invoice prices charged for the LICENSED PRODUCTS and LICENSED METHODS and any permitted deductions made pursuant to Article 2.15;

(c)	a calculation of total royalties or other payment due, including any exchange rates used for conversion; and

(d)	names and addresses of all SUBLICENSEES and the type and amount of any SUBLICENSE INCOME received from each SUBLICENSEE.

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9.2	LICENSEE, AFFILIATES and its SUBLICENSEES shall keep and maintain complete and accurate records and books containing an accurate accounting of all data in sufficient detail to enable verification of EARNED ROYALTIES and other payments under this Agreement LICENSEE shall preserve such books and records for three (3) years after the calendar year to which they pertain. Such books and records shall be open to inspection by an independent certified public accountant selected by YALE, at YALE’s expense, during normal business hours at a time reasonably acceptable to LICENSEE, for the purpose of verifying the accuracy of the reports and computations rendered by LICENSEE. Such inspections shall not occur more than once per year. Prior to any such inspection, such accountant shall agree in writing to maintain all information obtained through such inspection as CONFIDENTIAL INFORMATION of LICENSEE in accordance with the terms of this Agreement, and shall not use CONFIDENTIAL INFORMATION of LICENSEE for any purpose other than conducting the inspection. In the event LICENSEE underpaid the amounts due to YALE with respect to the audited period by more than [***], LICENSEE shall pay the reasonable, out-of- pocket cost of such accountant, together with the deficiency not previously paid, within thirty (30) days of receiving notice thereof from YALE.

9.3	Annually, LICENSEE shall provide YALE with LICENSEE’s financial statements for the preceding fiscal year including or a summary of such statements.

10. PATENT PROTECTION

10.1	LICENSEE shall be responsible for all future costs of filing, prosecution and maintenance of all United States patent applications contained in the LICENSED PATENTS after the EFFECTIVE DATE. Any and all such United States patent applications, and resulting issued patents, shall remain the property of YALE. If YALE enters into any license agreements with third parties to any of the LICENSED PATENTS, then the patent expenses in this Article 10 shall be shared equally amongst LICENSEE and such third party licensees according to the formula I/N, where N = the total number of licensees (including LICENSEE) to the applicable LICENSED PATENTS. Any third parties which have already entered into a license with YALE for the LICENSED PATENTS or any portion of them are listed in Appendix B. YALE shall update Appendix B within 60 days of a license of the LICENSED PATENTS.

10.2	After the EFFECTIVE DATE, LICENSEE shall be responsible for all future costs of filing, prosecution and maintenance of all foreign patent applications, and patents contained in the LICENSED PATENTS in the countries outside the United States in the LICENSED TERRITORY selected by YALE and agreed to by LICENSEE or requested by LICENSEE. All such applications or patents shall remain the property of YALE. If

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YALE enters into any license agreements with third parties to any of the LICENSED PATENTS, then the patent expenses in this Article 10 shall be shared equally amongst LICENSEE and such third party licensees according to the formula I/N, where N = the total number of licensees (including LICENSEE) to the applicable LICENSED PATENTS. LICENSEE acknowledges that YALE shall not file any such applications in low or lower-middle income countries, as designated by the World Bank (www.worldbank.org).

If LICENSEE does not agree to pay the expenses of filing, prosecuting or maintaining a LICENSED PATENT in any country outside the United States, or fails to pay the expenses of filing, prosecuting or maintaining a LICENSED PATENT in the United States, then LICENSEE’s rights under this Agreement shall terminate automatically with respect to that LICENSED PATENT in that country.

10.3	The costs mentioned in Articles 10.1 and 10.2 shall include, but are not limited to, any taxes, annuities, working fees, maintenance fees, renewal and extension charges. Payment of such costs shall be made, at YALE’s option, either directly to patent counsel or by reimbursement to YALE. In either case, LICENSEE shall make payment directly to the appropriate party within thirty (30) days of receiving its invoice. All patent applications under the LICENSED PATENTS shall be prepared, prosecuted, filed and maintained by independent patent counsel chosen by YALE and reasonably acceptable to LICENSEE. Said independent patent counsel shall be ultimately responsible to YALE. YALE shall instruct patent counsel to keep both YALE and LICENSEE fully informed of the progress of all patent applications and patents, and to give both YALE and LICENSEE reasonable opportunity to comment on the type and scope of useful claims and the nature of supporting disclosures. YALE shall give due consideration in good faith to all LICENSEE requests or instructions. YALE will not finally abandon any patent application for which LICENSEE is bearing expenses without LICENSEE’s consent. YALE shall have no liability to LICENSEE for damages, whether direct, indirect or incidental, consequential or otherwise, allegedly arising from its good faith decisions, actions and omissions in connection with such prosecution.

10.4	If commercially feasible, LICENSEE shall mark, and shall require AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS with the numbers of all patents included in LICENSED PATENTS that cover the LICENSED PRODUCTS to the extent required by applicable law. Without limiting the foregoing, all LICENSED PRODUCTS shall be marked in such a manner as to conform with the patent marking notices required by the law of any country where such LICENSED PRODUCTS are made, sold, used or shipped, including, but not limited to, the applicable patent laws of that country.

11. INFRINGEMENT AND LITIGATION

11.1	Each party shall promptly notify the other in writing in the event that it obtains knowledge of infringing activity by third parties, or is sued or threatened with an infringement suit, in any country in the LICENSED TERRITORY as a result of activities that concern the LICENSED PATENTS and shall supply the other party with documentation of the infringing activities that it possesses.

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11.2	During the TERM of this Agreement:

(a)	LICENSEE shall have the first right, but not the obligation, to defend the LICENSED PATENTS against infringement, validity or enforceability challenges or interference in the FIELD and in the LICENSED TERRITORY by third parties. This right and obligation includes bringing any legal action for infringement and defending any counter claim of invalidity or action of a third party for declaratory judgment for non-infringement, invalidity, unenforceability or non-interference. If, in the reasonable opinion of LICENSEE’s counsel, YALE is required to be a named party to any such suit for standing purposes, LICENSEE may join YALE as a party; provided, however, that (i) YALE shall not be the first named party in any such action, (ii) the pleadings and any public statements about the action shall state that the action is being pursued by LICENSEE and that LICENSEE has joined YALE as a party; and (iii) LICENSEE shall keep YALE reasonably apprised of all developments in any such action. LICENSEE may settle such suits solely in its own name and solely at its own expense and through counsel of its own selection; provided, however, that no settlement shall be entered without YALE’s prior written consent, such consent not to be unreasonably withheld or delayed. LICENSEE shall bear the expense of such legal actions. Except as described above or for providing reasonable assistance, at the request and expense of LICENSEE (which shall include being joined as a party as set forth above), YALE shall have no obligation regarding the legal actions described in Article 11.2 unless required to participate by law. However, YALE shall have the right to participate in any such action through its own counsel and at its own expense. Any recovery arising from an enforcement of the LICENSED PATENTS shall first be applied to LICENSEE’s out of pocket expenses and second shall be applied to YALE’s out of pocket expenses, including legal fees. YALE shall recover [***] of any excess recovery over those expenses arising from the enforcement of the LICENSED PATENTS. If intellectual property other than the LICENSED PATENTS is part of the enforcement action and the recovery, then YALE shall recover [***] of the recovery fairly allocated to the LICENSED PATENTS, as determined by an independent third party appraiser.

(b)	In the event LICENSEE fails to initiate and pursue or participate in the actions described in Article(a) within [***] of (a) notification of infringement from YALE or (b) the date LICENSEE otherwise first becomes aware of an infringement, whichever is earlier, and provided such infringement results in a material reduction in royalties that would otherwise be payable to YALE, or in the opinion of YALE’s patent counsel would result in a potential loss of material rights under the LICENSED PATENTS, YALE shall have the right to initiate such legal action at its own expense . In such case, LICENSEE shall provide

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reasonable assistance to YALE if requested to do so. YALE may settle such actions solely through its own counsel. Any recovery shall be retained by YALE. YALE may convert the grant of the LICENSE herein to a non-exclusive license in the country where such legal action is taken upon written notice to LICENSEE.

(c)	Notwithstanding the foregoing, neither LICENSEE nor YALE shall take any action to enforce the LICENSED PATENTS, in low or lower-middle income countries, where such action is intended to prevent the sale of LICENSED PRODUCTS in any such countries. However, LICENSEE and/or YALE may take such action in any such country, provided that such action is intended to prevent the manufacturing, use or sale of LICENSED PRODUCTS for export to countries that are not low-income or lower-middle countries.

12. USE OF YALE’S NAME

12.1	LICENSEE shall not use the name “Yale” or “Yale University,” nor any variation or adaptation thereof, nor any trademark, tradename or other designation owned by YALE, nor the names of any of its trustees, officers, faculty, students, employees or agents, for any purpose without the prior written consent of YALE in each instance, except that LICENSEE may state that it has licensed from YALE one or more of the patents and/or patent applications comprising the LICENSED PATENTS.

13. TERMINATION

13.1	YALE shall have the right to terminate this Agreement upon written notice to LICENSEE in the event LICENSEE:

(a)	fails to make any payment due and payable pursuant to this Agreement unless LICENSEE shall make all such payments (and all interest due on such payments under Article 6.4) within the thirty (30) day period after receipt of written notice from YALE; or

(b)	commits a material breach of any other provision of this Agreement which is not cured (if capable of being cured) within the sixty (60) day period after receipt of written notice thereof from YALE (or a ninety (90) day cure period for Article 7 as described above), or upon receipt of such notice if such breach is not capable of being cured; or

(c)	fails to obtain or maintain adequate insurance as described in Article 14.2, whereupon YALE may terminate this Agreement upon thirty (30) days written notice to LICENSEE, unless LICENSEE reinstates such insurance within such time period.

(d)	If LICENSEE or any of its AFFILATES brings a PATENT CHALLENGE against YALE, or assists others in bringing a PATENT CHALLENGE against YALE (except as required under a court order or subpoena), then YALE may immediately terminate this Agreement.

(e)	If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then YALE may send a written demand to LICENSEE to terminate such sublicense, If LICENSEE fails to so terminate such sublicense within thirty (30) days after YALE’s demand, YALE may immediately terminate this Agreement.

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13.2	This Agreement shall terminate upon written notice to LICENSEE in the event LICENSEE shall cease to carry on its business or becomes INSOLVENT, or a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for sixty (60) days, or LICENSEE makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE and remains in place for more than sixty (60) days.

13.3	LICENSEE shall have the right to terminate this Agreement upon written notice to YALE:

(a)	at any time on a country-by-country basis upon sixty (60) days written notice to YALE, provided LICENSEE has paid YALE all amounts due to YALE throughout the effective date of termination; or

(b)	in the event YALE commits a material breach of any of the provisions of this Agreement and such breach is not cured (if capable of being cured) within the sixty (60) day period after receipt of written notice thereof from LICENSEE, or upon receipt of such notice if such breach is not capable of being cured.

13.4	Upon termination of this Agreement, for any reason, all rights and licenses granted to LICENSEE under the terms of this Agreement are terminated. Sublicenses granted prior to termination shall survive to the extent provided for in the applicable sublicense agreement, subject to the written confirmation of SUBLICENSEES that they will comply with the terms of this Agreement respecting their sublicenses, and provided that YALE shall receive all payments that would otherwise be due from SUBLICENSEES to LICENSEE to the extent attributable to the LICENSED PATENTS, and further provided that YALE shall not assume any additional restrictions, obligations or responsibilities beyond those contained herein. Notwithstanding the foregoing, following termination of this Agreement, LICENSEE shall have the right to continue to sell any inventory existing at the time of such termination for [***] after such termination; provided that LICENSEE continues to make payments as required under Article 6. Within sixty (60) days of the effective date of termination LICENSEE shall return to YALE:

(a)	the last report required under Article 7 or Article 9; and

(b)	all payments incurred up to the effective date of termination.

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13.5	Termination of this Agreement shall not affect any rights or obligations accrued prior to the effective date of such termination and specifically LICENSEE’s obligation to pay all royalties and other payments specified by Article 5 and Article 6 up until the date of termination. The following provisions shall survive any expiration or termination:

Articles 2, 4 and 8, the preservation and inspection obligations of Article 9, Article 12, this Article 13.5, Article 14, Article 15, Article 16.1, and Article 17. The parties agree that claims giving rise to indemnification may arise after the TERM or termination of the LICENSE granted herein.

13.6	The rights provided in this Article 13 shall be in addition and without prejudice to any other rights which the parties may have with respect to any default or breach of the provisions of this Agreement.

13.7	Waiver by either party of one or more defaults or breaches shall not deprive such party of the right to terminate because of any subsequent default or breach.

14. INDEMNIFICATION; INSURANCE NO WARRANTIES

14.1	LICENSEE shall defend, indemnify and hold harmless YALE, its trustees, directors, officers, employees, and agents and their respective successors, heirs and assigns against any and all third party claims, demands, damages, judgments, and losses, including without limitation reasonable legal expenses and attorneys’ fees, arising out of any theory of liability (including without limitation tort, warranty, or strict liability) or the death, personal injury, or illness of any person or out of damage to any property related in any way to the production, manufacture, sale, use, lease, or other disposition or consumption or advertisement of the LICENSED PRODUCTS or LICENSED METHODS by LICENSEE, its AFFILIATES, SUBLICENSEES or any other transferees; or in connection with any statement, representation or warranty of LICENSEE, its AFFILIATES, SUBLICENSEES or any other transferees with respect to the LICENSED PRODUCTS or LICENSED METHODS. Such indemnification shall not apply to the extent such claim, demand, damage, judgment, or loss is due to the gross negligence or intentional misconduct of YALE.

14.2	During the TERM, LICENSEE shall purchase and maintain in effect and shall require its SUBLICENSEES, except for those SUBLICENSEES whose market value is in excess of [***] and which have instituted a policy of self-insurance, to purchase and maintain in effect a policy of commercial, general liability insurance to protect YALE. upon the earlier of (a) the date of FIRST SALE of any LICENSED PRODUCT or LICENSED METHOD or (b) the date any LICENSED PRODUCT, or LICENSED METHOD is tested or used on humans. Such insurance shall:

(a)	list “YALE, its trustees, directors, officers, employees and agents” as additional insureds under the policy, and provide that YALE shall receive thirty (30) days’ written notice prior to any cancellation or material change;

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(b)	provide that such policy is primary and not excess or contributory with regard to other insurance YALE may have;

(c)	be endorsed to include product liability coverage in amounts no less than [***]; and

(d)	be endorsed to include contractual liability coverage for LICENSEE’s indemnification under Article 14.1; and

(e)	by virtue of the minimum amount of insurance coverage required under Article 14.2(c), not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under Article 14.1.

14.3	Upon YALE’s request, LICENSEE shall furnish a Certificate of insurance and a copy of the current Insurance Policy to YALE.

14.4	YALE represents that, to the best of its knowledge (i) in the case of YALE, YALE’s Office of Cooperative Research has received no written notice of infringement of any claim with respect to the LICENSED PATENTS and that such LICENSED PATENTS have been filed; (ii) other than certain rights retained by the US government described in Section 3.2, YALE owns all right, title and interest in the LICENSED PATENTS; (iii) YALE has not licensed to any third party other than those listed in Appendix B and (iv) YALE has the right and authority to grant such licenses and rights to LICENSEE.

14.5	YALE agrees that during the Term it shall not sell, assign or transfer ownership of the LICENSED PATENTS, other than to an affiliate or patent holding company owned by or acting as an agent for YALE, and other than as to LICENSED PATENTS as to which the license granted hereunder has been terminated pursuant to the terms of this Agreement.

14.6	Except as expressly set forth in this Agreement:

(a)	YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS OR WARRANTIES THAT ANY CLAIMS OF THE LICENSED PATENTS, ISSUED OR PENDING, ARE VALID, OR THAT THE MANUFACTURE, USE, SALE OR OTHER DISPOSAL OF THE LICENSED PRODUCTS, OR PRACTICE OF THE LICENSED METHODS DOES NOT OR WILL NOT INFRINGE UPON ANY PATENT OR OTHER RIGHTS NOT VESTED IN YALE.

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(b)	YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS AND WARRANTIES WHATSOEVER WITH RESPECT TO THE LICENSED PATENTS, LICENSED PRODUCTS AND LICENSED METHODS, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LICENSEE SHALL MAKE NO STATEMENTS, REPRESENTATION OR WARRANTIES WHATSOEVER TO ANY THIRD PARTIES THAT ARE INCONSISTENT WITH SUCH DISCLAIMER BY YALE.

(c)	EXCEPT FOR LICENSEE’S LIABILITY UNDER SECTION 8.1, IN NO EVENT SHALL ANY PARTY, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING. IN NO EVENT SHALL YALE, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, BE LIABLE FOR DAMAGES IN EXCESS OF AMOUNTS YALE HAS RECEIVED FROM LICENSEE UNDER THIS LICENSE.

15. NOTICES

15.1	Any monetary payment, notice or other communication required by this Agreement (a) shall be in writing, (b) may be delivered personally or sent by reputable overnight courier with written verification of receipt or by registered or certified first class United States Mail, postage prepaid, return receipt requested, (c) shall be sent to the following addresses or to such other address as such party shall designate by written notice to the other party, and (d) shall be effective upon receipt:

FOR YALE: Managing Director YALE UNIVERSITY Office of Cooperative Research 433 Temple Street New Haven, CT 06511	FOR LICENSEE: BIND Biosciences, Inc. 325 Vassar Street Cambridge, MA 02139 Attention: Scott Minick

16. LAWS, FORUM AND REGULATIONS

16.1	Any matter arising out of or related to this Agreement shall be governed by and in accordance with the substantive laws of the State of New York, without regard to its conflicts of law principles, except where the federal laws of the United States are applicable and have precedence, and for any matter relating to the scope, validity, enforceability or infringement of any LICENSED PATENTS, which shall be governed by and in accordance with the substantive laws of the jurisdiction in which the applicable LICENSED PATENTS have force. Any dispute arising out of or related to this Agreement shall be brought in a court of competent jurisdiction in the State of New York.

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16.2	LICENSEE shall comply with all foreign and United States federal, state, and local laws, regulations, rules and orders applicable to the testing, production, transportation, packaging, labeling, export, sale and use of the LICENSED PRODUCTS and practice of the LICENSED METHODS. In particular, LICENSEE shall be responsible for assuring compliance with all United States export laws and regulations applicable to this LICENSE and LICENSEE’s activities under this Agreement.

17. MISCELLANEOUS

17.1	This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

17.2	This Agreement constitutes the entire agreement of the parties relating to the LICENSED PATENTS, LICENSED PRODUCTS and LICENSED METHODS, and all prior representations, agreements and understandings, written or oral, are merged into it and are superseded by this Agreement.

17.3	The provisions of this Agreement shall be deemed separable. If any part of this Agreement is rendered void, invalid, or unenforceable, such determination shall not affect the validity or enforceability of the remainder of this Agreement unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the entire Agreement as to either party.

17.4	Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

17.5	No person not a party to this Agreement, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

17.6	This Agreement may not be amended or modified except by written agreement executed by each of the parties. This Agreement is personal to LICENSEE and shall not be assigned by LICENSEE without the prior written consent of YALE. Notwithstanding the foregoing, LICENSEE may assign this Agreement to an AFFILIATE or in connection with any merger, acquisition, reorganization, consolidation or transfer of all or substantially all of its stock, assets or business. Any attempted assignment in contravention of this Article 17.6 shall be null and void and shall constitute a material breach of this Agreement.

17.7	LICENSEE, or any SUBLICENSEE or assignee, will not create, assume or permit to exist any lien, pledge, security interest or other encumbrance on this Agreement or any sublicense, without YALE’s prior written consent, which consent shall not be unreasonably withheld.

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17.8	The failure of any party hereto to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of either such provision or of the right of such party thereafter to enforce each and every provision of this Agreement.

17.9	This Agreement may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Facsimile or PDF delivery of this Agreement by either party shall be legal, valid and binding.

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IN WITNESS to their Agreement, the parties have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

YALE UNIVERSITY		BIND BIOSCIENCES, INC.

By:	/s/ E. Jonathan Soderstrom	By:	/s/ Scott Minick

E. Jonathan Soderstrom, Ph.D.		Name:	Scott Minick

Managing Director

Office of Cooperative Research		Title:	President and CEO

Date:	2 December 2012	Date:	1/31/13

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Appendix A

LICENSED PATENTS

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Appendix B- Existing Licensees

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